Exhibit 23.1

INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in Registration Statement No. 333-25059 of Applied Graphics Technologies, Inc. on Form S-8 of our report dated March 23, 1998, appearing in this Annual Report on Form 10-K of Applied Graphics Technologies, Inc. for the year ended December 31, 1997.

DELOITTE & TOUCHE LLP
New York, NY
March 23, 1998



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